Entergy
639 Loyola Avenue
New Orleans, LA  70113

Exhibit 99.2

Date:	October 23, 2003

NEWS
RELEASE

For Release:	Immediately

Contact:	Yolanda Pollard (News Media) (504) 576-4238 ypollar@entergy.com	Nancy Morovich (Investor Relations) (504) 576-5506 nmorovi@entergy.com

Entergy Reports Third Quarter Earnings

New Orleans, La. - Entergy Corporation (NYSE:ETR) today announced third quarter 2003 as-reported and operational earnings of $365.8 million or $1.57 per share. This compares with as-reported earnings of $360.9 million, or $1.59 per share, and operational earnings of $340 million, or $1.50 per share, in third quarter 2002.

Third quarter 2002 as-reported earnings included a gain of $20.9 million, or 9 cents per share, associated with the sale of development projects in Spain which were part of Entergy's non-nuclear wholesale assets business.

"Focusing on execution continues to result in consistent financial performance across our businesses," said J. Wayne Leonard, Entergy's chief executive officer. "The financial impact of the blackout experienced in the Northeast was more than overcome by solid results at the Utility and Entergy-Koch, LP. We remain committed to solid fundamentals in all aspects of our business as we drive toward our goal of continuous top quartile shareholder returns."

Entergy Corporation Consolidated Key Financial Results
Third Quarter and Year-to-Date 2003 vs. 2002
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2003	2002	$ Change	2003	2002	$ Change
Operational Earnings
U.S. Utility	1.17	1.07	0.10	2.56	2.38	0.18
Entergy Nuclear	0.25	0.32	(0.07)	0.61	0.74	(0.13)
Energy Commodity Services	0.16	0.13	0.03	0.78	0.42	0.36
Parent & Other	(0.01)	(0.02)	0.01	(0.08)	(0.07)	(0.01)
	1.57	1.50	0.07	3.87	3.47	0.40
Special Items	-	0.09	(0.09)	0.32	(1.17)	1.49
As-Reported Earnings	1.57	1.59	(0.02)	4.19	2.30	1.89

Financial Highlights

    Utility results higher due to rate changes in 2003 and more normal weather

    Entergy Nuclear results lower due primarily to reduced revenues resulting from the Northeast blackout in August and higher expense associated with the amortization of nuclear refueling expenses

    Energy Commodity Services results higher due to strong trading operations

In addition, for the second consecutive year, Entergy met the stringent qualifications and criteria to retain listing on the Dow Jones Sustainability Index for 2004. The company is one of only three U.S. utilities to be listed on the index where companies are selected based on economic, environmental and social criteria.

Utility Operations

Utility as-reported and operational earnings in third quarter 2003 were $272.9 million, or $1.17 per share, compared to $243.7 million, or $1.07 per share, in third quarter 2002. The increase resulted primarily from improved pricing in connection with rate increases put into place at Entergy Mississippi and Entergy New Orleans during 2003, as well as the effects of near normal weather in 2003 compared to milder-than-normal weather experienced in third quarter 2002.

Usage in the residential sector in third quarter 2003 was roughly equal to third quarter 2002. Commercial and governmental sales were up slightly, while industrial sales experienced an 8 percent decline quarter over quarter. The decline in industrial sales reflects the loss of three industrial customers to cogeneration since third quarter 2002. Excluding the loss of these customers, overall retail sales were down less than 1 percent quarter to quarter.

Competitive Non-Regulated Businesses

The competitive businesses, which are comprised of Entergy Nuclear and Energy Commodity Services, recorded as-reported and operational earnings of $95.9 million, or 41 cents per share for third quarter 2003. This compares to as-reported earnings in third quarter 2002 of $121.4 million, or 54 cents per share, and $100.5 million, or 45 cents per share, in operational earnings for that period. Third quarter 2002 as-reported earnings included a gain of $20.9 million, or 9 cents per share, associated with the sale of development projects in Spain which were part of Entergy's non-nuclear wholesale assets business.

Excluding this gain, which was recorded as a special item, operational earnings for the competitive businesses decreased 5 percent as a result of lower earnings at Entergy Nuclear partially offset by stronger results at Entergy-Koch, LP.

Entergy Nuclear earned $59.6 million, or 25 cents per share, on an as-reported basis, compared to $73.1 million, or 32 cents per share, in third quarter 2002. Operational results in each period equaled as-reported results. The decrease in earnings was due primarily to the revenue impact of the August 2003 blackout in the Northeast, where three nuclear units were shutdown for varying periods, as well as increased expenses associated with nuclear refueling outage amortization. The higher refueling outage expense reflects the impact of planned refueling outages in fall 2002 and spring 2003, the expenses for which are being amortized in 2003 results.

Energy Commodity Services, which includes earnings contributions from Entergy-Koch, LP and Entergy's non-nuclear wholesale assets, recorded as-reported earnings of $36.3 million, or 16 cents per share, in third quarter 2003, compared to a $48.3 million, or 22 cents per share, in the same period last year. The decrease in 2003 was due to the absence of a gain of $20.9 million, or 9 cents per share, included in third quarter 2002 results. This gain resulted from the sale, in third quarter 2002, of two development projects in Spain.

Operational earnings in third quarter 2003 were $36.3 million, or 16 cents per share, compared to $27.4 million, or 13 cents per share, in the same period of 2002 reflecting higher earnings at Entergy-Koch Trading, a subsidiary of Entergy-Koch, LP. Third quarter 2003 earnings from Entergy-Koch's gas transportation subsidiary, Gulf South Pipeline, were lower compared to the same period in 2002. The income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy in the third quarter of 2003.

Parent & Other

In third quarter 2003, Parent & Other recorded essentially flat results compared to the same period in 2002 with an as-reported loss of $3.1 million, or 1 cent per share, in third quarter 2003, compared with a loss of $4.2 million, or 2 cents per share, in third quarter 2002. Operational results in each period equaled as-reported results.

Outlook

"With three quarters of 2003 behind us we feel confident in our ability to achieve our financial objectives this year," said C. John Wilder, Entergy's chief financial officer. "Each of our businesses continues to respond well to challenges ranging from depressed energy markets to a struggling economy and even highly unusual regional blackout conditions. We have clear visibility on 2003 earnings and are therefore adjusting our guidance to a range of $4.15 to $4.25 per share on an operational basis, which is at the upper end of our previous guidance range of $4.05 to $4.25 per share. We will record a special charge in fourth quarter 2003, estimated to be $0.35 to $0.45 per share, in connection with our voluntary severance program. This charge will impact as-reported earnings and we therefore are adjusting our as-reported 2003 guidance range to $4.02 to $4.22 per share. Finally, our businesses going forward are very solid and thus we affirm as-reported and operational earnings guidance for 2004 in the range of $4.10 to $4.30 per share."

Entergy Corporation is an integrated energy company engaged primarily in electric power production, retail distribution operations, energy marketing and trading, and gas transportation. Entergy owns and operates power plants with about 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.6 million utility customers in Arkansas, Louisiana, Mississippi, and Texas. Through Entergy-Koch, LP, it is also a leading provider of wholesale energy marketing and trading services, as well as an operator of natural gas pipeline and storage facilities. Entergy has annual revenues of over $8 billion and more than 15,000 employees.

Entergy's online address is www.entergy.com

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: From time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in the statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and negotiations, various performance-based rate discussions, and other regulatory decisions, including those related to Entergy's utility supply plan, Entergy's ability to reduce its operation and maintenance costs, particularly at its Non-Utility Nuclear generating facilities including the uncertainty of negotiations with unions to agree to such reductions, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities - particularly the ability to extend or replace the existing power purchase agreements for the Non-Utility Nuclear plants - and the prices and availability of power Entergy must purchase for its utility customers, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, Entergy-Koch's profitability in trading electricity, natural gas, and other energy-related commodities, resolution of pending investigations of Entergy-Koch's past trading practices, changes in the number of participants in the energy trading market, and in their creditworthiness and risk profile changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt and to fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in inflation and interest rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, and the establishment of SeTrans or another regional transmission organization, changes in regulation of nuclear generating facilities and nuclear materials and fuel, including possible shutdown of Indian Point or other nuclear generating facilities, changes in law resulting from proposed federal energy legislation, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, and other substances, the economic climate, and particularly growth in Entergy's service territory, variations in weather, hurricanes, and other disasters, advances in technology, the potential impacts of threatened or actual terrorism and war, the success of Entergy's strategies to reduce taxes, the effects of litigation, changes in accounting standards, changes in corporate governance and securities law requirements and Entergy's ability to attract and retain talented management and directors.

This earnings release includes non-GAAP measures when describing Entergy's results of operations and financial performance. We have prepared a reconciliation of each of these measures to the most directly comparable GAAP measure in Entergy's investor release which is posted on our website at www.entergy.com/earnings.

Entergy Corporation
Consolidated Income Statement
Three Months Ended September 30
(in thousands)

	2003	2002	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$2,235,618	$2,037,957	9.7
Natural gas	25,866	18,953	36.5
Competitive businesses	438,641	411,965	6.5
Total	2,700,125	2,468,875	9.4

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses,
and gas purchased for resale	596,046	672,217	(11.3)
Purchased power	529,437	222,472	138.0
Nuclear refueling outage expenses	40,154	24,183	66.0
Provision for turbine commitments, asset
impairments, and restructuring charges	-	(27,985)	(100.0)
Other operation and maintenance	554,472	564,762	(1.8)
Decommissioning	35,929	18,192	97.5
Taxes other than income taxes	105,360	107,189	(1.7)
Depreciation and amortization	220,667	214,408	2.9
Other regulatory charges (credits) - net	(945)	19,742	104.8
Total	2,081,120	1,815,180	14.7

Operating Income	619,005	653,695	(5.3)

Other Income (Deductions):
Allowance for equity funds used during
construction	9,936	8,726	13.9
Interest and dividend income	24,040	20,688	16.2
Equity in earnings of unconsolidated equity affiliates	60,099	44,997	33.6
Miscellaneous - net	7,932	13,704	(42.1)
Total	102,007	88,115	15.8

Interest and Other Charges:
Interest on long-term debt	118,460	131,905	(10.2)
Other interest - net	13,345	16,266	(18.0)
Dividends on preferred securities of subsidiaries	4,709	4,709	-
Allowance for borrowed funds used during
construction	(7,968)	(6,548)	21.7
Total	128,546	146,332	(12.2)

Income Before Income Taxes	592,466	595,478	(0.5)

Income Taxes	220,816	228,678	(3.4)

Consolidated Net Income	371,650	366,800	1.3

Preferred dividend requirements of subsidiaries and other	5,876	5,924	(0.8)

Earnings Applicable to Common Stock	$365,774	$360,876	1.4

Earnings Per Average Common Share:
Basic	$1.60	$1.61	(0.6)
Diluted	$1.57	$1.59	(1.3)
Average Number of Common Shares Outstanding:
Basic	228,105,505	223,714,449
Diluted	232,515,434	227,054,321

Entergy Corporation
Consolidated Income Statement
Nine Months Ended September 30
(in thousands)

	2003	2002	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$5,763,298	$5,125,722	12.4
Natural gas	139,803	90,313	54.8
Competitive businesses	1,188,659	1,210,254	(1.8)
Total	7,091,760	6,426,289	10.4

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses,
and gas purchased for resale	1,480,101	1,612,490	(8.2)
Purchased power	1,338,609	625,476	114.0
Nuclear refueling outage expenses	119,298	74,057	61.1
Provision for turbine commitments, asset
impairments, and restructuring charges	(7,743)	391,557	(102.0)
Other operation and maintenance	1,650,380	1,816,131	(9.1)
Decommissioning	107,787	54,573	97.5
Taxes other than income taxes	303,601	291,753	4.1
Depreciation and amortization	637,159	625,407	1.9
Other regulatory charges (credits) - net	18,581	(149,340)	112.4
Total	5,647,773	5,342,104	5.7

Operating Income (Loss)	1,443,987	1,084,185	33.2

Other Income (Deductions):
Allowance for equity funds used during
construction	26,962	23,730	13.6
Interest and dividend income	83,792	71,924	16.5
Equity in earnings of unconsolidated equity affiliates	258,451	128,248	101.5
Miscellaneous - net	(83,904)	13,749	(710.3)
Total	285,301	237,651	20.1

Interest and Other Charges:
Interest on long-term debt	353,422	376,825	(6.2)
Other interest - net	42,636	56,646	(24.7)
Dividends on preferred securities of subsidiaries	14,128	14,128	-
Allowance for borrowed funds used during
construction	(21,136)	(18,478)	14.4
Total	389,050	429,121	(9.3)

Income Before Income Taxes and Cumulative
Effect of Accounting Changes	1,340,238	892,715	50.1

Income Taxes	499,068	351,314	42.1

Income Before Cumulative Effect of an Accounting Changes	841,170	541,401	55.4

Cumulative Effect of an Accounting Changes (net of income taxes)	142,922	-	-

Consolidated Net Income	984,092	541,401	81.8

Preferred dividend requirements of subsidiaries and other	17,669	17,796	(0.7)

Earnings Applicable to Common Stock	$966,423	$523,605	84.6

Earnings Per Average Common Share:
Basic	$4.27	$2.34	82.5
Diluted	$4.19	$2.30	82.2
Average Number of Common Shares Outstanding:
Basic	226,145,567	223,336,005
Diluted	230,388,260	227,402,737

Entergy Corporation
Consolidated Income Statement
Twelve Months Ended September 30
(in thousands)

	2003	2002	% Inc/(Dec)
	(unaudited)
Operating Revenues:
Domestic electric	$7,283,990	$6,520,829	11.7
Natural gas	174,842	117,071	49.3
Competitive businesses	1,511,673	1,673,697	(9.7)
Total	8,970,505	8,311,597	7.9

Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses,
and gas purchased for resale	2,022,207	2,217,236	(8.8)
Purchased power	1,545,466	758,074	103.9
Nuclear refueling outage expenses	150,833	98,634	52.9
Provision for turbine commitments, asset
impairments, and restructuring charges	29,156	391,557	(92.6)
Other operation and maintenance	2,322,362	2,510,966	(7.5)
Decommissioning	129,631	72,839	78.0
Taxes other than income taxes	392,310	395,885	(0.9)
Depreciation and amortization	850,931	832,341	2.2
Other regulatory charges (credits) - net	26,085	(163,957)	115.9
Total	7,468,981	7,113,575	5.0

Operating Income	1,501,524	1,198,022	25.3

Other Income (Deductions):
Allowance for equity funds used during
construction	34,890	30,680	13.7
Interest and dividend income	130,192	107,435	21.2
Equity in earnings of unconsolidated equity affiliates	314,083	144,926	116.7
Miscellaneous - net	(83,763)	1,124	(7,552.2)
Total	395,402	284,165	39.1

Interest and Other Charges:
Interest on long-term debt	484,201	535,372	(9.6)
Other interest - net	56,550	60,204	(6.1)
Dividends on preferred securities of subsidiaries	18,838	18,837	-
Allowance for borrowed funds used during
construction	(27,195)	(24,179)	12.5
Total	532,394	590,234	(9.8)

Income (Loss) Before Income Taxes and Cumulative
Effect of Accounting Changes	1,364,532	891,953	53.0

Income Taxes	441,691	347,434	27.1

Income Before Cumulative Effect of an Accounting Changes	922,841	544,519	69.5

Cumulative Effect of an Accounting Changes (net of income taxes)	142,922	23,482	508.6

Consolidated Net Income	1,065,763	568,001	87.6

Preferred dividend requirements of subsidiaries and other	23,585	23,744	(0.7)

Earnings Applicable to Common Stock	$1,042,178	$544,257	91.5

Earnings Per Average Common Share:
Basic	$4.63	$2.44	89.8
Diluted	$4.54	$2.40	89.2
Average Number of Common Shares Outstanding:
Basic	224,990,923	222,759,877
Diluted	229,454,668	226,646,942

Entergy Corporation
U.S. Utility Electric Energy Sales & Customers

Three Months Ended September

	2003	2002	%
	(Millions of kwh)
Electric Energy Sales:
Residential	10,763	10,827	(0.6)
Commercial	7,539	7,509	0.4
Governmental	737	731	0.8
Industrial	9,975	10,839	(8.0)
Total to Ultimate Customers	29,014	29,906	(3.0)
Wholesale	2,093	2,823	(25.9)
Total Sales	31,107	32,729	(5.0)

Nine Months Ended September

	2003	2002	%
	(Millions of kwh)
Electric Energy Sales:
Residential	25,776	25,303	1.9
Commercial	19,525	19,219	1.6
Governmental	2,033	2,002	1.6
Industrial	28,855	30,770	(6.2)
Total to Ultimate Customers	76,189	77,294	(1.4)
Wholesale	7,196	7,480	(3.8)
Total Sales	83,385	84,774	(1.6)

Twelve Months Ended September

	2003	2002	%
	(Millions of kwh)
Electric Energy Sales:
Residential	33,054	31,612	4.6
Commercial	25,660	25,091	2.3
Governmental	2,709	2,628	3.1
Industrial	39,103	40,869	(4.3)
Total to Ultimate Customers	100,526	100,200	0.3
Wholesale	9,544	9,372	1.8
Total Sales	110,070	109,572	0.5

September

	2003	2002	%
Electric Customers (Year to date average):
Residential	2,252,533	2,236,611	0.7
Commercial	305,976	301,737	1.4
Governmental	15,305	14,928	2.5
Industrial	42,148	41,486	1.6
Total Ultimate Customers	2,615,962	2,594,762	0.8
Wholesale	42	40	5.0
Total Customers	2,616,004	2,594,802	0.8